Exhibit 99.2

COMPANY #

CONTROL #

There are two ways to vote your proxy.

VOTE BY PHONE — CALL TOLL FREE — 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11 a.m. (central time) on [•], 2003.
•	You will be prompted to enter your 3-digit Company Number, 7-digit Control Number (these numbers are located on this card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Then follow the instructions of the automated program.
•	Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

VOTE BY MAIL

•	Mark, sign and date your proxy card, and return it in the prepaid envelope we’ve provided or return it to First Data Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card

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The First Data board of directors unanimously recommends that First Data shareholders vote FOR the issuance of shares of First Data common stock as contemplated by the merger agreement.

1.	TO APPROVE THE ISSUANCE OF SHARES OF FIRST DATA COMMON STOCK AS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 1, 2003, AMONG FIRST DATA CORPORATION, MONACO SUBSIDIARY CORPORATION, A WHOLLY OWNED SUBSIDIARY OF FIRST DATA CORPORATION, AND CONCORD EFS, INC.;	☐	For	☐	Against	☐	Abstain

2.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1. PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

EMPLOYEE PROXY VOTING CARD IN CONNECTION WITH THE

FIRST DATA CORPORATION INCENTIVE SAVINGS PLAN (ISP)

AND EMPLOYEE STOCK PURCHASE PLAN (ESPP)

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the special meeting of shareholders to be held on [•], 2003. Additional information about First Data and the matters to be voted on are included in our joint proxy statement/prospectus, which is being delivered electronically to a number of our shareholders. The joint proxy statement/prospectus is available under the caption “Recent SEC Filings” in the “Annual Reports” section of the “Invest” portion of the First Data Internet site at www.firstdata.com. If you would like to receive a printed copy of the joint proxy statement/prospectus, please visit the “Request Documents” section of the “Invest” portion of the First Data Internet site at www.firstdata.com and submit the information requested. You also may write to First Data Corporation, Investor Relations Department, 6200 S. Quebec Street, Greenwood Village, CO 80111 to request a copy.

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FIRST DATA CORPORATION	proxy

This proxy is solicited on behalf of the Board of Directors of First Data Corporation (First Data).

Shown on the reverse side of this card are the number of shares of First Data common stock, if any, beneficially held for you in the ISP and the ESPP as of September 8, 2003.

By voting your proxy in accordance with the voting instructions, you will have voted all of your shares held in the ISP and the ESPP. If you own shares of First Data common stock outside of these plans, you will receive separate proxy materials which you should complete in accordance with the instructions provided with those materials.

Voting authorization for ISP Shares — I hereby instruct the Trustee under the ISP, to vote, in person or by proxy, all shares of First Data common stock allocated to my account under the ISP at the special meeting of shareholders of First Data to be held on [•], 2003, and at any postponement or adjournment thereof, in the manner specified on the reverse side of this card. The Trustee will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by [•], 2003. The ISP Trust Agreement instructs the Trustee to vote shares of First Data common stock allocated to my ISP account for which the Trustee has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants’ accounts for which the Trustee received instructions from participants.

Voting Authorization for ESPP shares — I hereby appoint Charles T. Fote and Michael T. Whealy, as proxies, and each of them, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of First Data common stock beneficially held by me in the ESPP on September 8, 2003, at the special meeting of shareholders of First Data to be held on [•], 2003, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this card. With respect to ESPP Shares, this proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no direction is given, this proxy will be voted for the issuance of shares of First Data common stock as contemplated by the merger agreement. Mr. Fote and Mr. Whealy also are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

See reverse for voting instructions.